Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS

ANNOUNCES RECORD FINANCIAL RESULTS FOR FISCAL 2009

Fourth Quarter Earnings Increase 20% to $0.25 Diluted Per Share

Fourth Quarter Net Sales Increase 19% to $48.1 Million

Fiscal 2009 Earnings Increase 19% to $0.98 Diluted Per Share

Fiscal 2009 Net Sales Increase 17% to $219.4 Million

Pompano Beach, Florida, May 11, 2009 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2009.  Net sales for the year ended March 31, 2009 were $219.4 million, compared to $188.3 million for the year ended March 31, 2008, an increase of 17%.  Net income was $23.0 million, or $0.98 diluted per share, for the year ended March 31, 2009, compared to net income of $20.0 million, or $0.82 diluted per share, for the year ended March 31, 2008, an increase to earnings per share of 19%.  For the quarter ended March 31, 2009, net sales were $48.1 million, compared to $40.4 million for the quarter ended March 31, 2008, an increase of 19%.  Net income for the quarter ended March 31, 2009 was $5.6 million, or $0.25 diluted per share, compared to net income of $4.9 million, or $0.20 diluted per share, for the same quarter the prior year, an increase to earnings per share of 20%.  The Company acquired approximately 142,000 new customers during the quarter ended March 31, 2009, compared to 126,000 for the same quarter the prior year, and approximately 802,000 new customers during fiscal 2009 compared to 710,000 during fiscal 2008.  Approximately 65% of all orders were placed on its website during the fiscal year.

Mendo Akdag, CEO and President, commented: “We are very proud of our financial performance for the year, which was highlighted by a strong fourth quarter.  The results can be attributed to reorder and new order growth and our success in leveraging operating expenses.  Our reorder sales increased 20%, from $31.0 million to $37.2 million, for the quarters ended March 31, 2008 and 2009, respectively.  Our new order growth accelerated to 16% in fiscal 2009 compared to 5% in fiscal 2008.  Our operating expenses as a percent of sales improved by approximately 120 basis points for the year ended March 31, 2009 compared to the same period the prior year.  Reorder sales for the year ended March 31, 2009 were $156.8 million, compared to $134.3 million for the year ended March 31, 2008, an increase of 17%.  New order sales for the year ended March 31, 2009 were $62.5 million, compared to $53.8 million for the year ended March 31, 2008, an increase of 16%.  During the fiscal year we repurchased approximately 1,347,000 shares of our outstanding common stock for approximately $18.4 million, pursuant to the Company’s stock buy back plan, averaging approximately $13.70 per share.  Our continued focus in fiscal 2010 will be on capturing additional market share, and improving reorders and our customer service levels.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on May 11, 2009 until May 25, 2009 at 11:59 P.M.  To access the replay, call (800) 841-6832 (toll free) or (203) 369-3832, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2008.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$30,126,041	$20,267,829
Temporary investments	-	4,780,000
Accounts receivable, less allowance for doubtful
accounts of $58,525 and $32,040, respectively	2,881,085	1,575,263
Inventories - finished goods	26,778,096	17,909,549
Prepaid expenses and other current assets	753,602	691,859
Deferred income taxes	724,561	-
Prepaid income taxes	361,743	-
Total current assets	61,625,128	45,224,500

Long term investments	14,430,250	24,740,000
Property and equipment, net	5,057,561	1,903,294
Deferred income taxes	-	1,221,853
Intangible assets	850,000	365,000

Total assets	$81,962,939	$73,454,647

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,817,097	$4,358,774
Accrued expenses and other current liabilities	2,177,838	1,876,655
Income taxes payable	-	185,243

Total liabilities	6,994,935	6,420,672

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
22,686,836 and 23,734,067 shares issued, respectively	22,687	23,734
Additional paid-in capital	-	8,396,277
Retained earnings	75,156,169	58,639,343
Less treasury stock, at cost; 0 and 3,100 shares, respectively	-	(34,277)
Accumulated other comprehensive loss	(219,750)	-

Total shareholders' equity	74,968,004	67,033,975

Total liabilities and shareholders' equity	$81,962,939	$73,454,647

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended March 31,		Quarter Ended March 31,
	2009	2008	2009	2008
			(UNAUDITED)
Sales	$219,412,247	$188,336,469	$48,070,577	$40,423,170
Cost of sales	134,084,680	114,122,433	28,708,877	23,731,798

Gross profit	85,327,567	74,214,036	19,361,700	16,691,372

Operating expenses:
General and administrative	21,604,654	20,367,392	5,156,223	4,865,084
Advertising	28,707,386	25,261,042	5,087,784	4,536,021
Depreciation and amortization	814,542	589,990	311,265	154,956
Total operating expenses	51,126,582	46,218,424	10,555,272	9,556,061

Income from operations	34,200,985	27,995,612	8,806,428	7,135,311

Other income (expense):
Interest income, net	1,056,077	1,771,653	97,342	443,962
Other, net	408,149	643,880	106,314	108,534
Loss on disposal of property and equipment	(8,565)	-	(8,565)	-
Total other income (expense)	1,455,661	2,415,533	195,091	552,496

Income before provision for income taxes	35,656,646	30,411,145	9,001,519	7,687,807

Provision for income taxes	12,680,235	10,388,914	3,352,182	2,784,368

Net income	$22,976,411	$20,022,231	$5,649,337	$4,903,439

Net income per common share:
Basic	$0.99	$0.83	$0.25	$0.21
Diluted	$0.98	$0.82	$0.25	$0.20

Weighted average number of common shares outstanding:
Basic	23,305,726	24,088,258	22,874,087	23,823,046
Diluted	23,482,177	24,299,364	23,006,722	24,007,498

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2009	2008	2007
Cash flows from operating activities:
Net income	$22,976,411	$20,022,231	$14,443,502
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	814,542	589,990	530,440
Share based compensation	1,464,225	1,679,600	1,095,740
Deferred income taxes	497,292	(327,313)	(100,538)
Loss on disposal of property and equipment	8,565	-	1,250
Bad debt expense	73,981	40,823	29,554
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(1,379,803)	(246,565)	(243,294)
Inventories - finished goods	(8,868,547)	(1,823,342)	(1,088,532)
Prepaid income taxes	(361,743)	-	-
Prepaid expenses and other current assets	(61,743)	379,312	(488,133)
Other assets	-	-	14,167
Accounts payable	(313,436)	(1,500,982)	2,806,803
Income taxes payable	(185,243)	(44,078)	(728,997)
Accrued expenses and other current liabilities	301,183	610,818	292,478
Net cash provided by operating activities	14,965,684	19,380,494	16,564,440

Cash flows from investing activities:
Net change in investments	14,870,000	9,605,000	(16,275,000)
Purchases of property and equipment	(3,207,615)	(502,706)	(1,025,079)
Purchase of intangible asset	(485,000)	-	-
Net proceeds from the sale of property and equipment	2,000	-	400
Net cash provided by (used in) investing activities	11,179,385	9,102,294	(17,299,679)

Cash flows from financing activities:
Purchases of treasury stock	(18,447,539)	(11,600,721)	-
Proceeds from the exercise of stock options	1,892,847	2,784,987	442,084
Tax benefit related to stock options exercised	267,835	284,305	242,718
Net cash (used in) provided by financing activities	(16,286,857)	(8,531,429)	684,802

Net increase (decrease) in cash and cash equivalents	9,858,212	19,951,359	(50,437)
Cash and cash equivalents, at beginning of year	20,267,829	316,470	366,907

Cash and cash equivalents, at end of year	$30,126,041	$20,267,829	$316,470

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$16,462,095	$10,331,000	$9,344,063

Retirement of treasury stock	$18,481,816	$11,566,444	$-

Property and equipment purchases in accounts payable	$771,759	$-	$-

Exhibit 99.1 Page 4 of 4